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                                                                    Exhibit 5.1

                                  June 29, 1999

Board of Directors
Wareforce.com, Inc.
2361 Rosecrans Avenue, Suite 155
El Segundo, California 90245

Re: Opinion and Consent of Counsel with respect to Registration Statement on Form S-1

TO WHOM IT MAY CONCERN:

         You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of the Company pursuant to the filing of a registration statement on Form S-1 with the Securities and Exchange Commission.

         The proposed offering and public distribution relates to:

         - 1,110,000 Series A Warrants being distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of July 13, 1998.

         - 1,110,000 shares of Common Stock, $.001 par value to be offered and sold to the holders of Series A Warrants at a price of $6.00 per share,

         - 1,110,000 Series B Warrants being distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of July 13, 1998.

         - 1,110,000 shares of Common Stock, $.001 par value to be offered and sold to the holders of Series B Warrants at a price of $7.00 per share.

         - 971,448 shares of Common Stock, $.001 par value to be offered and sold by various selling security holders.

         It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance


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with the corporation laws of the State of Nevada.

         We hereby consent to be named as counsel for the Company in the registration statement and prospectus included therein.


                                     Sincerely yours,

                                     THOMAS G. KIMBLE & ASSOCIATES


                                     Van L. Butler